EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-105195 of OMI Corporation on Form S-3 of our report dated February 4, 2003 (except for Note 5 and the first paragraph of Note 17, as to which the date is March 14, 2003), appearing in the Annual Report on Form 10-K of OMI Corporation for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.

                                               /s/ Deloitte & Touche LLP
                                               -------------------------
                                               DELOITTE & TOUCHE LLP
                                               New York, New York

                                               November 14, 2003